Exhibit 99.3

February 24, 2011

Board of Directors

Rock-Tenn Company

504 Thrasher Street

Norcross, GA 30071

Re:	Registration Statement on Form S-4 of

Rock-Tenn Company (File No. 333-    )

Ladies and Gentlemen:

Reference is made to our opinion letter, dated January 23, 2011, with respect to the fairness from a financial point of view, to Rock-Tenn Company, a Georgia corporation (the “Company”), of the merger consideration to be paid pursuant to an Agreement and Plan of Merger to be entered into among the Company, Sam Acquisition, LLC, a Delaware corporation and wholly owned subsidiary of the Company, and Smurfit-Stone Container Corporation, a Delaware corporation (“Smurfit-Stone”).

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions “Summary – Opinions of Financial Advisors – RockTenn Financial Advisor,” caput of “The Merger,” “The Merger – Background of the Merger,” “The Merger – RockTenn Board of Directors’ Recommendation,” “The Merger – Opinion of Financial Advisor to the RockTenn Board of Directors,” and “The Merger – Financial Projections” and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (other than the above-mentioned version of the Registration Statement), or any subsequent amendment to the above-mentioned Registration Statement, proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wells Fargo Securities, LLC
WELLS FARGO SECURITIES, LLC